UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2007

Omrix Biopharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51905	52-2147005
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Rockefeller Center, Suite 2322, New York, New York		10020
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-6500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Omrix Biopharmaceuticals, Inc. (the "Company") adopted amendments to Article IV, Sections 1 and 2 of the Company’s Amended and Restated Bylaws (the "Bylaws"), effective December 10, 2007, to allow the shares of the Company’s capital stock to be either certificated or uncertificated, or a combination thereof. The amendments to Article IV, Sections 1 and 2, were required in order for the Company to be eligible to participate in the Direct Registration System ("DRS"). Under a new NASDAQ rule approved by the Securities Exchange Commission in late 2006, the Company is required to be "DRS eligible" no later than January 1, 2008. Participation in the DRS will allow the Company’s shareholders to establish, either through the Company’s transfer agent or a broker dealer, a book entry position on the stock record books of the Company and to electronically transfer shares of the Company’s stock without the delivery of physical certificates.

The Bylaws, as amended and restated effective December 10, 2007, are filed as an exhibit to this Current Report on Form 8-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omrix Biopharmaceuticals, Inc.

December 12, 2007	By:	Ana Stancic

Name: Ana Stancic
Title: Executive Vice President, Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Omrix Biopharmaceuticals, Inc.